UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              ---------------------

        Date of Report (Date of earliest event reported): October 2, 2007

                          Gulf Island Fabrication, Inc.
             (Exact name of registrant as specified in its charter)


          Louisiana                  0-22303                   72-1147390
  (State of incorporation)  (Commission File Number)         (IRS Employer
                                                           Identification No.)

          583 Thompson Road, Houma, Louisiana                 70363
        (Address of principal executive offices)           (Zip Code)


                                 (985) 872-2100
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors:
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b, c and e) On October 2, 2007, Joseph P. "Duke" Gallagher stepped down as the Vice President - Finance, Chief Financial Officer and Treasurer of Gulf Island Fabrication, Inc. (the "Company"). Mr. Gallagher will remain employed by the Company until November 15, 2007 (the "Termination Date"). On the Termination Date, the Company has agreed to pay Mr. Gallagher a severance payment of $31,668.68, and he will also remain eligible to receive a performance bonus for fiscal year 2007, at such time as bonus awards are made to other officers of the Company. Attached as Exhibit 99.1 is a copy of the press release issued by the Company.

       Effective October 2, 2007, the Company appointed Robin A. Seibert, age 50, as its new Vice President - Finance, Chief Financial Officer and Treasurer. Mr. Seibert previously served as the Company's Controller from December 1997 until October 2, 2007 and its Secretary from August 2002 until October 2, 2007. He has also been the Company's Chief Accounting Officer since December 2000. In connection with Mr. Seibert's appointment, his base salary was increased to $190,000 and he is now eligible to participate in the Company's executive bonus program.


Item 9.01     Financial Statements and Exhibits.

     (d)      Exhibits

     99.1     Press Release dated October 2, 2007



                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     GULF ISLAND FABRICATION, INC.


                                     By:        /s/ Robin A. Seibert
                                          --------------------------------------
                                                    Robin A. Seibert
                                               Vice President - Finance,
                                                Chief Financial Officer
                                                     and Treasurer


Dated: October 5, 2007